CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Aetna Variable Annuity Account B:

We consent to the use of our reports dated February 4, 1997 and February 14, 1997 included herein and to the reference to our Firm under the caption "Independent Auditors" in the Statement of Additional Information.

                                            /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
April 15, 1997